For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Second Quarter 2009 Financial Results

•	Quarterly revenue increases 11% from prior year
•	EBITDA per share of $0.09 for second quarter
•	EPS of $0.02 for second quarter

NEW YORK, NY – August 4, 2009 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the second quarter ended June 30, 2009.

Revenue

Revenue for the second quarter was $20.5 million, an 11% increase from the second quarter of 2008, and a 3% sequential increase as compared to the first quarter of 2009. Revenue from business operations for the second quarter was $17.7 million, a 2% increase as compared to the first quarter of 2009 and a 12% increase from the second quarter of 2008.  Revenue from consumer operations increased 14% sequentially from the first quarter of 2009, and 3% from the prior year quarter.

“We were pleased to see increased expansion of existing enterprise clients in the second quarter,” CEO Robert LoCascio said. “We continue to see signs of improvement in both bookings and deal sizes across our enterprise pipeline, which positions us well for the rest of 2009.  Coupled with double-digit sequential growth within our consumer operations, we are very pleased with our results this quarter and the outlook for the remainder of the year.”

Customer Expansion

LivePerson added several new clients in the quarter, including:

•	Symantec
•	Omni Hotels
•	iStockphoto
•	A leading online financial services provider
•	A global leader in electrical engineering and electronics
•	A leading online electronic retailer and

The company also expanded business with existing clients, including:

•	Verizon
•	National City
•	The world’s largest home improvement retailer
•	A leading provider of software, services and solutions for businesses and consumers
•	A leading global telecommunications company, and
•	A leading online travel portal

Net Income/Loss

Net income for the second quarter of 2009 was $1.1 million or $0.02 per share as compared to a net loss of $0.2 million or $0.00 per share in the second quarter of 2008.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the second quarter of 2009 was $2.8 million or $0.06 per share, as compared to $1.7 million or $0.04 per share in the comparable period in 2008, and $3.0 million or $0.06 per share in the first quarter of 2009.

EBITDA for the second quarter of 2009 was $4.4 million or $0.09 per share, as compared to $1.9 million or $0.04 per share in the second quarter of 2008, and $5.2 million or $0.11 per share in the first quarter of 2009.

Cash

The company’s cash balance was $31.3 million at June 30, 2009 as compared to $28.0 million as of March 31, 2009.  The company generated $5.7 million from operations in the second quarter.  Also during the second quarter, the company incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $2.8 million.

Financial Expectations

Third Quarter 2009
•	Revenue of $21.3 - $21.8 million
•	EBITDA of $0.08 - $0.09 per share
•	Adjusted net income per share of $0.05 - $0.06
•	GAAP EPS of $0.01 - $0.02
•	Fully diluted share count of approximately 49 million

Full Year 2009
•	Revenue of $84 - $86 million
•	EBITDA of $0.36 - $0.38 per share
•	Adjusted net income per share of $0.22 - $0.24
•	GAAP EPS of $0.07 - $0.09
•	Fully diluted share count of approximately 49 million

Other Full Year 2009 Assumptions

•	Amortization of intangibles of approximately $2.0 million
•	Stock-compensation expense of approximately $4.6 million
•	Depreciation of approximately $4.0 million
•	Effective tax rate of approximately 45%
•	Cash tax rate of approximately 40%
•	Capital expenditures of approximately $7.0 - $9.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

Q2 2009
Cost of revenue	$207
Product development	372
Sales and marketing	292
General and administrative	247
Total	$1,118

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

Q2 2009
Cost of revenue	$307
General and administrative	272
Total	$579

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue	$20,541	$18,588	$40,460	$35,673

Operating expenses:
Cost of revenue	5,228	5,234	9,513	10,120
Product development	3,138	3,503	5,839	6,577
Sales and marketing	6,908	6,443	13,412	12,241
General and administrative	3,157	3,455	6,679	6,635
Amortization of intangibles	272	391	544	782
Total operating expenses	18,703	19,026	35,987	36,355

Income (loss) from operations	1,838	(438)	4,473	(682)

Other income (expense), net	44	108	(40)	189

Income (loss) before provision for (benefit from) income taxes	1,882	(330)	4,433	(493)

Provision for (benefit from) income taxes	748	(139)	2,028	(90)

Net income (loss)	$1,134	$(191)	$2,405	$(403)

Basic net income (loss) per common share	$0.02	$(0.00)	$0.05	$(0.01)

Diluted net income (loss) per common share	$0.02	$(0.00)	$0.05	$(0.01)

Weighted average shares outstanding used in basic net
income (loss) per common share calculation	47,611,657	47,182,068	47,540,614	47,537,385

Weighted average shares outstanding used in diluted net
income (loss) per common share calculation	48,650,478	47,182,068	48,301,914	47,537,385

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2009	2008	2009	2008
Net income (loss) in accordance with generally
accepted accounting principles		$1,134	$(191)	$2,405	$(403)
Add/(less):
(a)	Amortization of intangibles	579	698	1,158	1,396
(b)	Stock-based compensation	1,118	1,204	2,279	2,164
(c)	Depreciation	825	475	1,627	798
(d)	Provision for (benefit from) income taxes	748	(139)	2,028	(90)
(e)	Other (income) expense, net	(44)	(108)	40	(189)
EBITDA (1)		$4,360	$1,939	$9,537	$3,676
Diluted EBITDA per common share		$0.09	$0.04	$0.20	$0.07

Weighted average shares used in diluted EBITDA
per common share		48,650,478	48,732,780	48,301,914	49,260,216

Net income (loss) in accordance with generally
accepted accounting principles		$1,134	$(191)	$2,405	$(403)
Add:
(a)	Amortization of intangibles	579	698	1,158	1,396
(b)	Stock-based compensation	1,118	1,204	2,279	2,164
Adjusted net income		$2,831	$1,711	$5,842	$3,157
Diluted adjusted net income per common share		$0.06	$0.04	$0.12	$0.06

Weighted average shares used in diluted adjusted net income
per common share		48,650,478	48,732,780	48,301,914	49,260,216

EBITDA		$4,360	$1,939	$9,537	$3,676
Add/(less):
(a)	Changes in operating assets and liabilities	2,115	1,983	813	(168)
(b)	Provision for doubtful accounts	-	-	-	68
(c)	(Provision for) benefit from income taxes	(748)	139	(2,028)	90
(d)	Deferred income taxes	(27)	(238)	297	(251)
(e)	Other income (expense), net	44	108	(40)	189
Net cash provided by operating activities		$5,744	$3,931	$8,579	$3,604

(1)  Earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2009	December 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$31,267	$25,500
Accounts receivable, net	7,824	7,574
Prepaid expenses and other current assets	1,719	1,706
Deferred tax assets, net	1,261	1,772
Total current assets	42,071	36,552

Property and equipment, net	8,894	7,473
Intangibles, net	3,161	4,319
Goodwill	23,903	24,388
Deferred tax assets, net	7,544	7,330
Deferred implementation costs	147	147
Security deposits	323	349
Other assets	1,489	1,390
Total assets	$87,532	$81,948

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,625	$3,555
Accrued expenses	9,073	9,088
Deferred revenue	4,143	3,985
Total current liabilities	16,841	16,628

Deferred revenue, net of current	409	347
Other liabilities	1,489	1,390
Total liabilities	18,739	18,365

Commitments and contingencies

Total stockholders' equity	68,793	63,583
Total liabilities and stockholders' equity	$87,532	$81,948

About LivePerson
LivePerson is a provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson's hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson's intelligent platform helps millions of people succeed online; more than 8,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.